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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of report (Date of earliest event reported): JANUARY 29, 1998


                               AMPACE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       0-25352                                          363988574
(Commission File Number)                    (I.R.S. Employer Identification No.)


             201 PERIMETER PARK, SUITE A, KNOXVILLE TENNESSEE,37922
                    (Address of principal executive offices,
                               including Zip Code)

                                 (423) 691-5799
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On January 29, 1998, Ampace Corporation (the "Corporation"), through its wholly owned subsidiary Ampace Freightlines, Inc., a Louisiana corporation ("Freightlines"), acquired substantially all of the assets of Roy Widener Motor Lines Inc. ("RWML") and Morristown Transportation Systems ("MTS"), both Tennessee corporations (collectively the "Sellers"), pursuant to an Agreement of Purchase and Sale dated January 9, 1998 (the "Purchase Agreement"). RWML is a truckload carrier based in Morristown, Tennessee, and MTS owns and leases tractors and trailers.

          The net purchase price for the assets was approximately $4,972,000 in cash which was derived from drawing on the Corporation's existing line of credit, the refinancing of certain liabilities of the Sellers through The Associates, a Texas finance company, and the financing of certain acquired assets through First Finance Company, a Tennessee finance company as well as Taylor and Martin, auctioneers for the trucking industry. The acquired assets include: tractors, trailers, vehicles, inventory, furniture, equipment permits, licenses, customer lists, marketing plans, marketing information, customer contracts, and agreements with owner-operators and employee drivers. In connection with the acquisition, the Corporation entered into a 3 year non-competition agreement with RWML and Susan Widener, Mary Nell Widener, and Larry Cameron, the principal owners of the Sellers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired:

                           *To be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K is filed.

         (b)      Pro Forma financial information:

                           *To be filed on Form 8-K/A as soon as practicable, but not later than 60 days after this Form 8-K is filed;

         (c)      Exhibits:

                  2.1 Agreement of Purchase and Sale by and among Ampace Freightlines, Inc., Roy Widener Motor Lines Inc., and Morristown Transportation System, Inc. dated January 9, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation as registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AMPACE CORPORATION




Dated: February 11, 1998               By: /s/ Bruce Jones
                                          -------------------------------------
                                          Bruce Jones, Chief Executive Officer


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